Exhibit 21.1
List of Subsidiaries
Colonial Realty Limited Partnership

                                                             Jurisdiction of
Name                                                            Formation
------------                                                 -----------------

A. Colonial Properties Services Limited Partnership          Delaware
B. Colonial Properties Services, Inc.                        Alabama
C. Parkway Place Limited Partnership                         Alabama
D. Colonial VRS, LLC                                         Georgia
E. CMS/Colonial Joint Venture Limited Partnership            Alabama
      1.    Mountain Brook Manager, Inc.                     Alabama
      2.    Mountain Brook Manager, LLC                      Alabama
      3.    Mountian Brook, LLC                              Alabama
      4.    River Hills Manager, Inc.                        Delaware
      5.    River Hills Manager, LLC                         Delaware
      6.    River Hills, LLC                                 Delaware
      7.    Cahaba Manager, LLC                              Alabama
      8.    Cahaba, LLC                                      Alabama
      9.    Barrington Manager, LLC                          Georgia
      10.   Barrington, LLC                                  Georgia
      11.   Ponte Vedra Manager, LLC                         Delaware
      12.   Ponte Vedra, LLC                                 Delaware
      13.   Stockbridge Manager, LLC                         Georgia
      14.   Stockbridge, LLC                                 Georgia
F.    CMS/Colonial Joint Venture II Limited Partnership      Alabama
      1.    Inverness I Manager, LLC                         Alabama
      2.    Inverness I, LLC                                 Alabama
      3.    Inverness II Manager, LLC                        Alabama
      4.    Inverness II, LLC                                Alabama
      5.    Rocky Ridge Manager, LLC                         Alabama
      6.    Rocky Ridge, LLC                                 Alabama
      7.    Hillwood Manager, LLC                            Alabama
      8.    Hillwood, LLC                                    Alabama
G.    Heathrow E, LLC                                        Delaware
H.    Heathrow F, LLC                                        Delaware
I.    Heathrow 3, LLC                                        Delaware
J.    Heathrow 4, LLC                                        Delaware
K.    Heathrow G, LLC                                        Delaware
L.    Heathrow 6, LLC                                        Delaware
M.    Heathrow I, LLC                                        Delaware
N.    Heathrow Oakmonte, LLC                                 Delaware
O.    Highway 150, LLC                                       Alabama
P.    600 Building Partnership                               Alabama
Q.    Colonial/Poler BEK Management Company                  Alabama